UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 26, 2022

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, Elyria, Ohio 44035
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

————————————————————————————————
(Former name, former address and former fiscal year, if changed since last report)
————————————————————————————————————
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, without par value	IVC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
Credit Agreements
Highbridge Loan Agreement
On July 26, 2022 (the “Closing Date”), Invacare Corporation (the “Company”) entered into a Credit Agreement (the “Highbridge Loan Agreement”) with a certain fund managed by Highbridge Capital Management, LLC (“Highbridge”), as the lender (together with the other lenders from time to time party thereto, the “Lenders”), Cantor Fitzgerald Securities as administrative agent and GLAS Trust Corporation Limited, as collateral agent.
Pursuant to the Highbridge Loan Agreement, the Company may borrow up to an aggregate of $104.5 million principal amount of secured term loans, including $66.5 million in initial secured term loans drawn on the Closing Date, $8.5 million in additional secured term loans to be made in a single draw subject to satisfaction of certain conditions, another $10.0 million in additional secured term loans to be made in a single draw subject to satisfaction of certain further conditions and $19.5 million in additional secured term loans to be made in a single draw subject to satisfaction of certain further conditions. The Company expects to use the proceeds of the secured term loans for working capital and general corporate purposes and to pay fees and expenses in connection with the transactions described herein.
The secured term loan is scheduled to mature on July 26, 2026 and accrues interest at an initial annual rate of SOFR + 7.00% or a base rate plus 6.00% and after the second anniversary of the Closing Date at an annual rate of SOFR + 8.75% or a base rate plus 7.75%. The secured term loan is also subject to a springing maturity date of 91 days prior to the maturity date of certain convertible notes due November 2024 if more than $20.0 million of such notes remain outstanding as of such date. The obligations under the Highbridge Loan Agreement are secured, initially, by substantially all assets of the Company and certain subsidiaries of the Company (subject to certain exceptions), subject to intercreditor agreements in connection with the ABL Credit Agreement and the Indentures, and are guaranteed on the Closing Date by certain subsidiaries of the Company in the United States, United Kingdom, Canada, France, the Netherlands and Luxembourg. Additional collateral owned by subsidiaries of the Company in various jurisdictions will be added to the security for the secured term loan and additional subsidiaries of the Company in various jurisdictions will guarantee the obligations in connection with the post-closing draws.
The Company will have the right to prepay the secured term loan at any time, subject to a prepayment premium, which in case of a prepayment before the second anniversary of the closing date is equal to the greater of (i) 1.00% of the aggregate principal amount of the secured term loan so prepaid and (ii) the excess, if any of (A) the present value as of the date of repayment of all interest that would have accrued on the secured term loan being prepaid from such date through the second anniversary of the Closing Date plus the present value as of such date of the principal amount of the secured term loan being prepaid assuming a prepayment date of the second anniversary of the Closing Date over (B) the principal amount of such secured term loan being prepaid and, after the second anniversary of the Closing Date is equal to 1.00% of the aggregate principal amount of the secured term loan so prepaid, as well as, in each case, an additional redemption fee equal to 3.00% of the aggregate principal amount of the secured term loan so prepaid.
The Highbridge Loan Agreement contains customary terms and covenants, including without limitation a financial covenant to maintain a minimum liquidity of $20.0 million and negative covenants, such as limitations on indebtedness, liens, fundamental changes, asset sales, investments and other matters customarily restricted in such agreements. Most of these restrictions are subject to certain minimum thresholds and exceptions. The Highbridge Loan Agreement also contains customary events of default, after which the secured term loan may be due and payable immediately, including, without limitation, payment defaults, material inaccuracy of representations and warranties, covenant defaults, bankruptcy and insolvency proceedings, cross-defaults to certain other agreements, judgments against the Company and its subsidiaries, change in control and lien priority.
The foregoing description of the Highbridge Loan Agreement is qualified in its entirety by reference to the Highbridge Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
ABL Credit Agreement
On July 26, 2022, the Company entered into a Second Amended and Restated Revolving Credit and Security Agreement (the “ABL Credit Agreement”), amending and restating the Company’s existing Revolving Credit and Security Agreement which was originally entered into on September 30, 2015 and amended on February 16, 2016, May 3, 2016, September 30, 2016, November 30, 2016, June 7, 2017, November 13, 2019, May 29, 2020, January 15, 2021, March 10, 2021 and December 29, 2021 (the “Prior Credit Agreement”). The ABL Credit Agreement was entered into by and among the Company, certain of the Company’s direct and indirect domestic and Canadian subsidiaries (together with the Company, the “Borrowers”), certain other of the Company’s direct and indirect domestic and Canadian subsidiaries (the “Guarantors”), and PNC Bank, National Association (“PNC”) and JPMorgan Chase Bank, N.A. (the “ABL Lenders”). PNC is the administrative agent (the “Administrative Agent”) under the ABL Credit Agreement.
The ABL Credit Agreement retains the existing asset-based lending senior secured revolving credit facility provided for the Company and the domestic and Canadian Borrowers under the Prior Credit Agreement (the “Existing Credit Facility”) but extends the maturity date to January 16, 2026, reduces the maximum aggregate principal amount the Company and the domestic and Canadian Borrowers may borrow to $35 million, limits the borrowing base thereunder to eligible domestic and Canadian accounts receivable and includes a minimum availability reserve of $3 million. Borrowings under the ABL Credit Agreement also are subject to a springing maturity date of 191 days prior to the maturity dates of certain convertible notes due 2024 and 2026, and 100 days prior to the maturity date of the secured term loan under the Highbridge Loan Agreement, if such notes or such term loan remain outstanding as of such respective dates. The ABL Credit Agreement also permits the loans made under the Highbridge Loan Agreement and terminates the European credit facility under the Prior Credit Agreement. In connection with the ABL Credit Agreement and the Highbridge Loan Agreement, the European credit facility under the Prior Credit Agreement was repaid in full and the liens securing the European credit facility under the Prior Credit Agreement were terminated and released.
Interest will accrue on outstanding indebtedness under the ABL Credit Agreement at an adjusted Term SOFR rate, plus a margin of 3.25%, or for swing line loans and prime rate revolving loans, at the overnight Prime rate, plus a margin of 2.25%.
The ABL Credit Agreement contains customary terms and covenants and negative covenants, such as limitations on indebtedness, liens, fundamental changes, asset sales, investments and other matters customarily restricted in such agreements. Most of these restrictions are subject to certain minimum thresholds and exceptions. The ABL Credit Agreement also contains customary events of default, after which the revolving loan may be due and payable immediately, including, without limitation, payment defaults, material inaccuracy of representations and warranties, covenant defaults, bankruptcy and insolvency proceedings, cross-defaults to certain other agreements, judgments against the Company and its subsidiaries, change in control and lien priority.

The proceeds of loans under the ABL Credit Agreement will be used to finance the working capital and other business needs of the Company.
The foregoing description of the ABL Credit Agreement is qualified in its entirety by reference to the ABL Credit Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
Indentures and New Notes
On July 26, 2022, the Company entered into exchange agreements with funds managed by Highbridge Capital Management LLC (such funds, collectively, the “Investors”) pursuant to which the Investors agreed to exchange, in a series of transactions, $5,000,000 in aggregate principal amount of the Company’s existing 5.00% Series II Convertible Senior Exchange Notes due 2024 (the “5.00% Notes”) and $55,300,000 in aggregate principal amount of the Company’s existing 4.25% Convertible Senior Notes due 2026 (the “4.25% Notes”) for an aggregate combination of (i) 2,700,000 (the “Exchange Shares”) of the Company’s common shares, without par value (the “Common Shares”), (ii) $20,739,000 in aggregate principal amount of the Company’s new 5.68% Convertible Senior Secured Notes due 2026, Tranche I (the “Tranche I Notes”) issued pursuant to that certain indenture, dated as of July 26, 2022 (the “Tranche I Indenture”), by and among the Company, the guarantors party thereto, Computershare Trust Company, N.A., as trustee (the “Trustee”), and GLAS Corporation Limited, as notes collateral agent (the “Collateral Agent”), (iii) $20,736,000 in aggregate principal amount of the Company’s new 5.68% Convertible Senior Secured Notes due 2026, Tranche II (the “Tranche II Notes” and, together with the Tranche I Notes, the “New Notes”) issued pursuant to that certain indenture, dated as of July 26, 2022 (the “Tranche II Indenture” and, together with the Tranche I Indenture, the “Indentures”), by and among the Company, the guarantors party thereto, the Trustee and the Collateral Agent, (iv) a cash payment equal to $4,500,000 and (v) accrued and unpaid interest on the 5.00% Notes and the 4.25% Notes to, but excluding, the applicable Closing Date (as defined below) (the foregoing transactions, the “Exchange”). The Exchange will be consummated in multiple closings on multiple dates (each, a “Closing Date”).
The New Notes are initially guaranteed by certain subsidiaries of the Company in the United States, United Kingdom, Canada, France, the Netherlands and Luxembourg pursuant to separate guarantees (each, a “Guarantee”), and are secured on a pari passu basis by the same collateral that sucures the Highbridge Loan Agreement. In addition, the Company's subsidiaries that provide guarantees of the Highbridge Loan Agreement in connection with the post-closing draws will provide Guarantees of the New Notes.
Interest on the New Notes will be payable semi-annually in cash in arrears on January 1 and July 1 of each year, beginning on January 1, 2023, at a rate of 5.68% per year. The New Notes will mature on July 1, 2026, unless earlier converted, redeemed or repurchased in accordance with their terms. Holders of the New Notes have the right, at their option, at any time prior to the close of business on the second scheduled trading day immediately preceding July 1, 2026 (the maturity date), to convert any New Notes or portion thereof that is $1,000 or an integral multiple thereof, subject to certain conditions, into cash, Common Shares or a combination of cash and Common Shares at the Company’s election (subject to, and in accordance with, the settlement provisions set forth the Indentures). The initial conversion rate for the (i) Tranche I Notes is 333.3333 Common Shares (subject to adjustment as provided for in the Tranche I Indenture) per $1,000 principal amount of the Tranche I Notes, which is equal to an initial conversion price of $3.00 per share, representing a conversion premium of approximately 134% above the closing price of the Common Shares on the New York Stock Exchange of $1.28 per share on July 25, 2022 and (ii) Tranche II Notes is 222.222 Common Shares (subject to adjustment as provided for in the Tranche II Indenture) per $1,000 principal amount of the Tranche II Notes, which is equal to an initial conversion price of $4.50 per share, representing a conversion premium of approximately 252% above the closing price of the Common Shares on the New York Stock Exchange of $1.28 per share on July 25, 2022. In addition, following certain corporate events as described in the Indentures that occur prior to the maturity date of the New Notes or if the Company delivers a notice of redemption, the Company will pay a make-whole premium by increasing the conversion rate for a holder who elects to convert its New Notes in connection with such a corporate event or notice of redemption, as the case may be, in certain circumstances, subject to adjustment as provided for and in accordance with the Indentures.
The Company may not elect to redeem the New Notes prior to January 26, 2023. The Company may redeem for cash all or any portion of the New Notes, at its option, on or after January 26, 2023 if the last reported sale price of the Common Shares exceeds 150% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption, at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed, plus any accrued and unpaid interest on such New Notes to, but excluding, the redemption date (subject to certain conditions set forth the Indentures). No sinking fund is provided for the New Notes.
If the Company undergoes a Fundamental Change (as defined in the Indenture), prior to the maturity date of the New Notes, holders of the New Notes will, subject to specified conditions, have the right, at their option, to require the Company to repurchase for cash all or a portion of their New Notes at a repurchase price equal to 100% of the principal amount of the New Notes to be repurchased, plus any accrued and unpaid interest to, but not including, the fundamental change repurchase date.
The Indentures provide for customary events of default. In the case of an event of default with respect to the New Notes arising from specified events of bankruptcy or insolvency, all outstanding New Notes will become due and payable immediately without further action or notice. If any other event of default with respect to the New Notes under the Indentures occur or is continuing, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding New Notes may declare the principal amount of the New Notes to be immediately due and payable.
In certain circumstances if, at any time during the six-month period beginning on, and including, the date that is six months after the date of original issuance for any sub-tranche of the New Notes, the Company fails to timely file certain documents or reports required under the Securities Exchange Act of 1934, as amended, or the New Notes are not otherwise freely tradable under Rule 144 by holders of the New Notes other than the Company’s affiliates or holders that were affiliates at any time during the three months preceding, additional interest will accrue at a rate of up to 0.50% on the New Notes during the period in which its failure to file has occurred and is continuing or such New Notes are not otherwise freely tradable under Rule 144 by holders other than the Company’s affiliates or holders that were affiliates at any time during the three months preceding until such failure is cured.
In addition, if, and for so long as, the restrictive legend on any sub-tranche of the New Notes has not been removed, any sub-tranche of the New Notes are assigned a restricted CUSIP number or any sub-tranche of the New Notes are not otherwise freely tradable under Rule 144 by holders other than the Company’s affiliates or holders that were affiliates at any time during the three months preceding (without restrictions pursuant to U.S. securities laws or the terms of the Indentures or the New Notes) as of the 380th day after the date of original issuance of such sub-tranche of the New Notes, the Company will pay additional interest at a rate of 0.50% on the New Notes during the period in which the New Notes remain so restricted.
The foregoing description of the Indentures, the New Notes and the Guarantees, is qualified in its entirety by reference to each of the Indentures, form of Notes and form of Guarantees, which are filed as

Exhibits 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6 respectively, to this Current Report on Form 8-K and incorporated herein by reference.
The offerings of the New Notes and the Guarantees have not been registered under the Securities Act, or the securities laws of any other jurisdiction. The New Notes and the Guarantees may not be offered or sold in the United States except in transactions exempt from, or not subject to, the registration requirements of the Securities Act and any applicable state securities laws.
Resale Registration Rights Agreement
On July 26, 2022, in connection with the issuance of the New Notes, the Company entered into a resale registration rights agreement with the Investors (the “Resale Registration Rights Agreement”). Pursuant to the Resale Registration Rights Agreement, the Company has agreed to file a registration statement covering the resale of all of the shares issuable upon conversion of the New Notes, and seek to have such registration statement declared effective as soon as possible thereafter. The Resale Registration Rights Agreement contains customary other terms, including piggyback rights, conditions and other provisions.
The foregoing description of the Resale Registration Rights Agreement is qualified in its entirety by reference to the Resale Registration Rights Agreement, which is filed as Exhibit 4.7 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K under the headings “Credit Agreements” and “Indentures and New Notes” is incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Indentures and New Notes” is incorporated herein by reference.
As described in Item 1.01 of this Current Report on Form 8-K, in connection with the Exchange, the Company agreed to issue to the Investors (i) an aggregate of 2,700,000 Common Shares (the "Exchange Shares"), (ii) $20,739,000 in aggregate principal amount of Tranche I Notes and (iii) $20,736,000 in aggregate principal amount of Tranche II Notes. On July 26, 2022, as part of the Exchange, the Company issued (i) 2,700,000 Common Shares, (ii) $15,553,000 in aggregate principal amount of Tranche I Notes and (iii) $15,553,000 in aggregate principal amount of Tranche II Notes.
The offerings of the Exchange Shares, the New Notes and the Guarantees to the Investors have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Shares, the New Notes and the Guarantees were issued in reliance upon the exemption provided in Section 4(a)(2) and/or Section 3(a)(9) of the Securities Act. The New Notes will be convertible, subject to certain conditions, into cash, Common Shares or a combination of cash and Common Shares, at the Company’s election (subject to, and in accordance with, the settlement provisions of the Indentures). Neither the New Notes nor the underlying Common Shares (if conversions of the New Notes are settled through delivery of Common Shares) have been registered under the Securities Act or may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01.    Regulation FD Disclosure.
On July 26, 2022, the Company issued a press release announcing the Company’s entrance into the Highbridge Loan Agreement, ABL Credit Agreement and the consummation of the Exchange.
The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

4.1
Indenture, dated as of July 26, 2022, by and between Invacare Corporation, the guarantors party thereto, Computershare Trust Company, N.A., as trustee, and GLAS Corporation Limited, as notes collateral agent.

4.2	Form of 5.68% Convertible Senior Secured Notes due 2026, Tranche I (included as Exhibit A to the Indenture filed as Exhibit 4.1 hereto).
4.3	Form of Guarantee (included as Exhibit C to the Indenture filed as Exhibit 4.1 hereto).
4.4	Indenture, dated as of July 26, 2022, by and between Invacare Corporation, the guarantors party thereto, Computershare Trust Company, N.A., as trustee, and GLAS Corporation Limited, as notes collateral agent.
4.5	Form of 5.68% Convertible Senior Secured Notes due 2026, Tranche II (included as Exhibit A to the Indenture filed as Exhibit 4.4 hereto).
4.6	Form of Guarantee (included as Exhibit C to the Indenture filed as Exhibit 4.4 hereto).
4.7	Resale Registration Rights Agreement, dated as of July 26, 2022, by and among Invacare Corporation and the noteholders parties thereto.
10.1
Credit Agreement, dated as of July 26, 2022, among Invacare Corporation, the lenders party thereto, Cantor Fitzgerald Securities, as administrative agent, and GLAS Trust Corporation Limited, as collateral agent.

10.2	Second Amended and Restated Credit Agreement, dated as of July 26, 2022, by and among Invacare Corporation, the borrowers, guarantors and lenders party thereto, and PNC Bank, National Association, as administrative agent.
99.1	Press Release, dated July 26, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: July 26, 2022	By:	/s/ Kathleen P. Leneghan
	Name:	Kathleen P. Leneghan
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

4.1
Indenture, dated as of July 26, 2022, by and between Invacare Corporation, the guarantors party thereto, Computershare Trust Company, N.A., as trustee, and GLAS Corporation Limited, as notes collateral agent.

4.2	Form of 5.68% Convertible Senior Secured Notes due 2026, Tranche I (included as Exhibit A to the Indenture filed as Exhibit 4.1 hereto).
4.3	Form of Guarantee (included as Exhibit C to the Indenture filed as Exhibit 4.1 hereto).
4.4	Indenture, dated as of July 26, 2022, by and between Invacare Corporation, the guarantors party thereto, Computershare Trust Company, N.A., as trustee, and GLAS Corporation Limited, as notes collateral agent.
4.5	Form of 5.68% Convertible Senior Secured Notes due 2026, Tranche II (included as Exhibit A to the Indenture filed as Exhibit 4.4 hereto).
4.6	Form of Guarantee (included as Exhibit C to the Indenture filed as Exhibit 4.4 hereto).
4.7	Resale Registration Rights Agreement, dated as of July 26, 2022, by and among Invacare Corporation and the noteholders parties thereto.
10.1
Credit Agreement, dated as of July 26, 2022, among Invacare Corporation, the lenders party thereto, Cantor Fitzgerald Securities, as administrative agent, and GLAS Trust Corporation Limited, as collateral agent.

10.2	Second Amended and Restated Credit Agreement, dated as of July 26, 2022, by and among Invacare Corporation, the borrowers, guarantors and lenders party thereto, and PNC Bank, National Association, as administrative agent.
99.1	Press Release, dated July 26, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).